UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2005
ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 494-0400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.
On August 4, 2005, ARIAD Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc., Lazard Capital Markets LLC and SG Cowen & Co., LLC, as representatives of the several underwriters named in the Underwriting Agreement, relating to the sale and issuance of 7,500,000 shares of the Company’s common stock, $0.001 par value per share. The Company has granted to the underwriters an option to purchase up to an additional 1,125,000 shares. The price to the public is $7.20 per share, and gross proceeds to the Company from the offering are expected to be approximately $54 million.
The shares of common stock were issued pursuant to a Registration Statement on Form S-3 (File No. 333-122909) filed on February 18, 2005 with the Securities and Exchange Commission (the “Commission”), as amended. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The Company’s press release announcing the pricing of the offering is filed as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.
(c)	The following exhibits are filed with this report

Exhibit
Number	Description

1.1	Underwriting Agreement, dated August 4, 2005, by and among ARIAD Pharmaceuticals, Inc. and Lehman Brothers Inc., Lazard Capital Markets LLC and SG Cowen & Co., LLC, as representatives of the underwriters named on Schedule 1 thereto.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Press Release dated August 5, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.
By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President and Chief Financial Officer

Date: August 5, 2005

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated August 4, 2005, by and among ARIAD Pharmaceuticals, Inc. and Lehman Brothers Inc., Lazard Capital Markets LLC and SG Cowen & Co., LLC, as representatives of the underwriters named on Schedule 1 thereto.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Press Release dated August 5, 2005.

4